Exhibit 10.17

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of the 31st day of March, 2021, by and among GigCapital4, Inc., a Delaware corporation (the “Company”), and the undersigned parties listed under Holders on the signature page hereto (each such party, a “Holder” and collectively, the “Holders”).

WHEREAS, the Company and Holders are parties to that certain Registration Rights Agreement dated as of February 8, 2021 (as amended, modified, supplemented or restated from time to time, the “Agreement”).

WHEREAS, the Company and Holders desire to amend certain provisions of the Agreement to make it consistent with the Company’s initial Registration Statement on Form S-1 (File No 333-252315), in connection with the initial public offering of the Company that occurred in February 2021.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITIONS. Unless otherwise defined herein, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

2.AMENDMENT TO AGREEMENT. Section 1 of the Agreement is hereby amended by amending and restating the definition “Lock-Up Period” to read as follows:

“Lock-up Period” means (i) with respect to Registrable Securities other than the Private Units and underlying securities, including the Private Shares, the Private Warrants, and the shares of Common Stock issued or issuable upon the exercise of any Private Warrants, the period ending on the date that is the earlier of (A) 12 months after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) the date on which the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and (ii) with respect to Registrable Securities that are Private Units and underlying securities, including the Private Shares, the Private Warrants, and the shares of Common Stock issued or issuable upon the exercise of any Private Warrants, the period ending on the 30th day after the completion of the Company’s initial Business Combination; provided, further, in each case, that, in no case may the Lock-up Period terminate with respect to Registrable Securities held by the Sponsor, the Insiders or the IPO Underwriters prior to the date which is 180 days from the effective date of the Registration Statement on Form S-1 filed by the Company with the Commission in connection with its initial public offering.

3.MISCELLANEOUS.

3.1Amendment. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of the parties under the Agreement, as in effect prior to the date hereof. This Amendment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

3.2Governing Law. This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

Exhibit 10.17

3.3.Assignment. This Amendment and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

3.4Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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Exhibit 10.17

IN WITNESS WHEREOF, the parties have caused this Amendment to Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

THE COMPANY:

GIGCAPITAL4, INC.

/s/ Dr. Raluca Dinu
By: Dr. Raluca Dinu, Chief Executive Officer,
President and Secretary

HOLDERS:

GIGACQUISITIONS4, LLC

/s/ Dr. Avi S. Katz
By: Dr. Avi S. Katz, Manager

OPPENHEIMER & CO. INC.

/s/ Peter Bennett
By: Peter Bennett, Managing Director, Head of ECM

NOMURA SECURITIES INTERNATIONAL, INC.

/s/ James Chenard
By: James Chenard, Managing Director

/s/ Brad Weightman
Brad Weightman,
Chief Financial Officer of GigCapital4, Inc.

/s/ Dorothy Hayes
Dorothy Hayes
Director of GigCapital4, Inc.

[Signature Page to Amendment to Registration Rights Agreement]

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